SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                Form 8-K

                             CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 15, 2006

                           Commerce Group Corp.
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          (Exact name of registrant as specified in its charter)

           Wisconsin                   1-7375              39-6050862
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 (State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                                  Identification No.)

        6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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       (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312


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ITEM 8.  OTHER EVENTS

COMMERCE FILES CLAIMS AGAINST THE EL SALVADOR MINISTRY OF ENVIRONMENT AND NATURAL RESOURCES WITH THE EL SALVADOR SUPREME COURT ADMINISTRATIVE DIVISION

Commerce Group Corp.'s (Commerce) El Salvadoran legal counsel filed a complaint with the El Salvadoran Supreme Court Administrative Division claiming that the Office of the Ministry of Environment and Natural Resources (MARN) revoked two of its El Salvadoran environmental permits for mining exploitation without any prior notice, without a right to a hearing and due process, based on misguided assertions, and contrary to the El Salvadoran law. MARN implies that Commerce is producing gold whereas the facts by MARN's own audit, which involved an actual physical inspection of Commerce's mining facilities on June 23, 2006, state that Commerce is not in production and that it passed the test of the audit.

In the Republic of El Salvador it is mandatory to obtain from the Office of the Ministry of Economy two types of mining concessions: an exploration concession to explore the property, and if sufficient evidence is acquired that a mine can commercially produce gold and silver, then an exploitation concession is acquired. Commerce presently has one exploitation concession identified as the Renewed San Sebastian Gold Mine Exploitation Concession/License (Renewed SSGM). It was issued under El Salvador Agreement Number 591 dated May 20, 2004 and consists of an area of approximately 304 acres located in the Department of La Union, El Salvador, Central America. This concession provides Commerce with the right to process and sell gold and silver.

Commerce has two exploration concessions. One exploration concession is identified as the New San Sebastian Gold Mine Exploration Concession/License (New SSGM). It was issued under El Salvador Resolution Number 27 and consists of approximately 10,070 acres located in the Department of La Union and Morazan, El Salvador. The second exploration concession is identified as the Nueva Esparta Exploration Concession/License (Nueva Esparta). It was issued under El Salvador Resolution Number 271, consists of 11,115 acres, and is located in the Departments of La Union and Morazan.

In addition to the exploration and exploitation concessions, the Company is required by El Salvadoran law to obtain from the Ministry of Environment and Natural Resources (MARN) an environmental permit for the exploitation and processing of minerals. On October 15, 2002, MARN issued an environmental permit for mining exploitation under Resolution 474-2002 for the San Cristobal Mill and Plant; this permit was recently revoked. On October 20, 2002 MARN issued an environmental permit for mining exploitation under Resolution 493-2002 for the Renewed SSGM; this permit was also recently revoked. On March 15, 2006 the bond issued by Seguros del Pacifico was renewed for a three-year period. In compliance with recent requirements invoked by MARN, Commerce submitted an application with MARN for its two exploration concessions.

Commerce has the option of continuing its lawsuit against MARN and to let the Court decide. It also will continue its political process as it firmly believes that the revocation was political and not permitted by El Salvadoran law. It further believes that it has the right to reapply for the two environmental permits for mining exploitation that were revoked.

For over 38 years Commerce has had the continuous support from the communities within its concession areas. It has maintained a serious policy of environmental responsibility since its involvement began in October 1968 and it plans to continue this policy in the future.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date:  December 15, 2006      __________________________________________
                              By:  Edward L. Machulak, President



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